MERGER AND REORGANIZATION AGREEMENT

         THIS MERGER AND REORGANIZATION AGREEMENT dated as of April 4, 2000, is entered into among PRE-CELL SOLUTIONS, INC., a Colorado corporation ("Pre-Cell"), USI MERGER CORP., a Georgia corporation and wholly-owned subsidiary of Pre-Cell ("Merger Subsidiary"), USINTELLICOM, INC., a Georgia corporation ("USI"), and Ronald I. Kindland (Kindland and such other stockholders being referred to collectively herein as, the "Stockholders").

         WHEREAS, the Stockholders are the owners of all of the outstanding capital stock of USI in the respective amounts set forth in Exhibit A;

         WHEREAS, subject to the terms and conditions of this Merger and Reorganization Agreement ("Agreement"), the Parties desire to consummate a merger, as contemplated herein, pursuant to which the Merger Subsidiary shall be merged with and into USI so that USI becomes a wholly-owned subsidiary of Pre-Cell; and

         WHEREAS, for Federal income tax purposes, the parties intend that such merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

         IT IS AGREED:

                                    ARTICLE I
                                   THE MERGER

         Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the Georgia Business Corporation Code (the "GBCC"), the Merger Subsidiary and USI shall consummate a merger (the "Merger") of the Merger Subsidiary with and into USI at the Effective Time (as hereinafter defined) in accordance with the provisions of this Agreement. Following the Merger, USI shall continue as the surviving corporation (the "Surviving Corporation") and shall continue its existence under the laws of the State of Georgia and the separate corporate existence of Merger Subsidiary shall cease.

         Section 1.2 Effective Time. At the Closing, USI and the Merger Subsidiary shall file with the Georgia Secretary of State in accordance with the GBCC an executed copy of the Certificate of Merger in the form of Exhibit B hereto (the "Certificate of Merger") reflecting the Merger. The Merger shall become effective at such time as the Certificate of Merger is so filed with the Georgia Secretary of State (the "Effective Time"). To the extent permitted under

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law, Kindland,  on behalf of and with the authority of the Stockholders,  hereby waives publication of the Articles of Merger. Kindland, on behalf of and with the requisite authority of the Stockholders, hereby agrees to the adoption and filing of the Certificate of Merger as required under the GBCC, and acknowledges and agrees that his signature hereto, on behalf of himself and the Stockholders, shall constitute the unanimous written consent of the Stockholders for purposes of authorizing the foregoing by unanimous written consent of stockholders as provided under the GBCC.

         Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section OCGA-14.2-1106 of the GBCC.

         Section 1.4 Certificate of Incorporation and By-Laws. The Articles of Incorporation and the By-Laws of Merger Subsidiary shall be the Articles of Incorporation and By-Laws of the Surviving Corporation at the Effective Time.

         Section 1.5 Directors and Officers of the Surviving Corporation. At the Effective Time, the Board of Directors and officers of the Surviving Corporation shall consist of the persons listed in Schedule 1.5, each to serve until his or her successor is elected and qualified.

                                   ARTICLE II
                    CONVERSION OF SHARES AND RELATED MATTERS

         Section 2.1 Conversion of Outstanding Stock of the Merger Subsidiary and Exchange for Stock of Surviving Corporation. Upon consummation of the Merger, all 100 shares of the common stock, no par value, of the Merger Subsidiary ("Merger Subsidiary Stock") outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for 100 shares of the common stock, no par value, of USI ("Surviving Corporation Stock"), which shall represent all of the issued and outstanding shares of capital stock of the
Surviving  Corporation  immediately  after the  Effective  Time.  All  shares of
Surviving Corporation Stock shall be fully paid and non-assessable. Promptly after the Effective Time, the Surviving Corporation shall issue to Pre-Cell a stock certificate representing the 100 shares of Surviving Corporation Stock in exchange for the certificate or certificates which formerly represented 100 shares of Merger Subsidiary Stock, which stock certificates shall be immediately canceled.

         Section 2.2  Conversion  of USI Shares.  Subject to the  provisions  of
Section 1.2, all of the outstanding shares of common stock, no par value, of USI that are outstanding immediately prior to the Effective Time (the "USI Shares") shall be converted into the right to receive, at the Closing, an aggregate of 11,440,000 shares (the "Stock Consideration") of Pre-Cell's common stock, par value $.01 per share ("Pre-Cell Stock"),

         Section 2.3 Pre-Cell  Stock.  The Pre-Cell  Stock,  upon issuance under
Section 2.2 shall be subject to the restrictions of Rule 144 promulgated by the United States of America Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), until properly disposed of in accordance with the terms and conditions of Rule 144 or another exemption to the registration requirements of the Securities Act. The number of

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shares  of  Pre-Cell  Stock  constituting  the  consideration   payable  to  any
Stockholder shall be rounded up or down to the nearest whole number of shares.

         Section 2.4  Registration Rights.

         (a) General. As soon as practicable after the Closing Date, but no later than September 30, 2000 in any event, Pre-Cell shall file a registration statement with the United States Securities and Exchange Commission ("SEC") to register (i) the Pre-Cell Shares issued to USI Stockholders as the Merger Consideration hereunder; (ii) those Pre-Cell Shares to be issued to the holders of the Converted Options upon the exercise of the Converted Options as contemplated thereby; and (iii) those Pre-Cell shares to be issued to USI Stockholders under the Option Pool Agreement (as hereinafter defined) (collectively, the "Holders") under the Securities Act of 1933, as amended (the "Securities Act"), or shall include all such Pre-Cell Shares in a registration statement which has been filed but not been declared effective, if allowable under the Securities Act and the rules promulgated thereunder, so that they may be sold by the Holders to the extent legally permissible. Pre-Cell shall use its reasonable efforts to cause such registration statement to be declared effective by the SEC no later than November 30, 2000, and once such registration statement is declared effective, to keep it effective until all securities registered thereby are either sold or can be sold under an exemption from the registration requirements of the Securities Act. Pre-Cell shall bear all fees and expenses incurred by it in connection with the preparation and filing of such registration statement. Each Holder will pay all brokerage discounts and commissions with respect to the sale of his Pre-Cell Shares and any fees and expenses of separate counsel and accountants which may be retained by the Holders. Each person for whom Pre-Cell Shares are to be registered for resale under such registration statement will be required to execute a lock-up agreement in the form annexed hereto as Exhibit F pursuant to which he shall agree to (i) not sell any Pre-Cell Shares acquired by him hereunder until the six month anniversary of the Closing Date; and (ii) only to sell up to that percentage of the Pre-Cell Shares owned by him as determined by the Pre-Cell Board of Directors during any three-month period beginning six months after the Closing Date and ending eighteen months after the closing date.

         Notwithstanding any other provision of this Section 2.4, (i) Pre-Cell shall have no obligation hereunder to register the Pre-Cell Shares on behalf of a Holder unless (a) such Holder executes a lock-up agreement as described above and (b) the Holder provides Pre-Cell with all of the information and documents with respect to his ownership of the Pre-Cell Shares, compliance with the law, manner of proposed disposition and such other matters as Pre-Cell shall reasonably request for disclosure in the registration statement; (ii) Pre-Cell shall not be obligated to register any of the Pre-Cell Shares unless such registration is then permitted by law and the policy of the SEC; and (iii) it is understood and agreed that there may be periods of up to 90 days in duration in any year during which the registration statement filed in accordance with this Section lapses into noneffectiveness as a result of (a) the unavailability of financial statements required to update such registration statement or (b) the occurrence of material events which require the filing of an amendment to such registration statement.

         (b) Indemnification

             (i) Pre-Cell shall indemnify and hold harmless, to the extent permitted by law, each Holder, its officers and directors and each person who controls a Holder (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees, costs and expenses) caused by any untrue or alleged untrue statement of material fact contained in any registration statement filed pursuant to Section 2.5(a), prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in or omitted from any information furnished in writing to Pre-Cell by such Holder for use therein.

             (ii) In connection with any registration statement in which a Holder is participating, such Holder will furnish to Pre-Cell such information as Pre-Cell reasonably requests for use in connection with any such registration statement or prospectus, and to the extent permitted by law, will indemnify Pre-Cell, its directors and officers and each person who controls Pre-Cell (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees, costs and expenses) resulting from any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in or omitted from any information so furnished by such Holder in writing which states that such information is for use in such registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto.

             (iii) Any person entitled to indemnification under this Section 2.4(b) will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, that the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder; and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party and such indemnifying parties shall promptly and vigorously assume such defense at its cost and expense. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall promptly pay all costs and expenses of the indemnified party's defense, but will not be obligated to pay the fees and expenses of more than one counsel for each party indemnified by such indemnifying party with respect to such claim.

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         Section 2.5  Conversion  of USI Options.  At the  Effective  time,  all outstanding options and warrants to purchase USI Shares, a list of which is attached hereto as Schedule 2.5, ("USI Options") shall automatically be converted into options and warrants (the "Converted Options") to purchase Pre-Cell Shares on the basis of 8.8 Pre-Cell Shares for each USI Share entitled to be purchased under the USI Options, at the per-share price equal to the quotient of (i) the price contained in the USI Options, divided by (ii) 8.8. Additionally, the vesting of the Converted Options shall be accelerated such that all of the Converted Options shall be immediately vested upon the consummation of the Merger. Other than the foregoing changes, each holder's Converted Options shall have the same exercise terms as his USI Options.

                                   ARTICLE III
                                     Closing

         Section 3.1 Time and Place of the Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement pursuant hereto shall take place at a closing (the "Closing") to be held concurrently with the execution of this Agreement, at the offices of Tobin & Reyes, P.A., 7251 West Palmetto Park Road, Boca Raton, Florida 33433, on a date and at a time mutually agreeable to the parties (the "Closing Date").

         Section 3.2 Procedure at the Closing. At the Closing, the parties agree to take the following steps in the order listed below (provided, however, that upon their completion all of these steps shall be deemed to have occurred simultaneously):

         (a) Pre-Cell shall deliver the certificates representing the Stock Consideration to the Stockholders in accordance with Exhibit A;

         (b) The Stockholders shall deliver to Pre-Cell certificates representing their respective shares of USI common stock, duly endorsed or accompanied by duly executed stock powers and with all requisite transfer tax stamps;

         (c) Merger Subsidiary and USI shall duly execute the Certificate of Merger and file the Certificate of Merger with the State of Georgia Secretary of State.

         (d) Pre-Cell and the USI employees listed on Exhibit D shall execute and deliver to each other an employment agreement as mutually agreed by the employees and Pre-Cell (the "Employment Agreements");

         (e) USI shall deliver to Pre-Cell certified copies of resolutions of the Stockholders and directors of USI authorizing the execution and delivery of this Agreement by USI and the performance of USI's obligations hereunder and its consummation of the transaction contemplated hereby;

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

         (f) Merger Subsidiary shall deliver to the Stockholders certified copies of resolutions of the directors of Merger Subsidiary authorizing the execution and delivery of this Agreement by Merger Subsidiary and the performance of Merger Subsidiary's obligations hereunder and its consummation of the transaction contemplated hereby;

         (g) Pre-Cell shall deliver to the Stockholders certified copies of resolutions of the directors of Pre-Cell authorizing the execution and delivery of this Agreement by Pre-Cell and the performance of Pre-Cell's obligations hereunder and its consummation of the transaction contemplated hereby;

         (h) USI shall deliver the corporate books and records, correspondence and employment records to Merger Subsidiary;

         (i) The Pre-Cell Major Stockholders and the USI Major Stockholders shall execute the Voting Agreement.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF USI

         In order to induce Pre-Cell and Merger Subsidiary to enter into this Agreement and to consummate the transactions contemplated under this Agreement, USI hereby makes the following representations and warranties each of which is relied upon by Pre-Cell and Merger Subsidiary regardless of any other action, omission to act, investigation made or information obtained by Pre-Cell and Merger Subsidiary.

         Section 4.1 Organization, Power and Authority of USI. USI is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and USI has the requisite corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. USI is duly qualified as a foreign corporation and is in good standing under the laws of each other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification, except where the failure to qualify would not result in a material adverse effect on USI or its business. USI has no subsidiaries.

         Section 4.2 Due Authorization; Binding Obligation. USI has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by USI and is the legal, valid and binding obligation of USI, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, preferential transfer, moratorium or similar laws relating to enforcement of creditors' rights generally and general principles of equity. Except for any corporate action required by USI, no other action on the part of any individual or other person or entity is necessary to

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authorize  this  Agreement  or  for  the   consummation   of  the   transactions
contemplated by this Agreement. USI has duly executed this Agreement and authorized the execution of this Agreement and the consummation of the transactions contemplated by this Agreement as required under the Georgia GBCC. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will: (i) conflict with or violate any provision of USI's Articles of Incorporation or by-laws, or any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against USI; (ii) result in any material breach of or default under any material mortgage, other contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against USI or any of USI' Assets; (iii) result in any breach of or default under any contract;
(iv) violate any legally protected right of any individual or entity or give to any individual or entity a right or claim against USI or Pre-Cell; or, (v) impair or in any way limit any material governmental or official license, approval, permit or authorization of USI to conduct its business. Attached to this Agreement and marked as Exhibit G are true, correct and complete copies of the Articles of Incorporation, as amended, and Bylaws, as amended, of USI.

         Section 4.3 Financial Statements. Attached to this Agreement as Exhibit H are true, correct and complete copies of the unaudited financial statements of USI as of December 31, 1999 and the related statements of earnings and changes in financial position for the period then ended (collectively, the "Financial Statements"). The Financial Statements (i) have been prepared in accordance with USI's accounting policies consistently applied, on a basis consistent with past practices; (ii) are true, complete and correct; (iii) fairly present the financial condition of USI as of their respective dates and results of its operations for the periods ending on their respective dates; and (iv) do not include or omit to state any fact which renders those statements misleading.

         Section 4.4 No Undisclosed Liabilities. USI has no liabilities or obligations (whether secured, unsecured, absolute, accrued, asserted, contingent or otherwise) of any nature, whether as principal, agent, partner, co-venturer, guarantor or in any other capacity except: (i) the liabilities and obligations of USI that are reflected in the Financial Statements and only to the extent reflected; (ii) liabilities incurred or accrued in the ordinary course of business since December 31, 1999 which do not, either individually or in the aggregate, have a material adverse effect on the financial condition of USI; or
(iii) liabilities otherwise disclosed in Schedule 4.4.

         Section 4.5 Licenses; Compliance. USI possesses all licenses and other required governmental or official approvals, permits, consents and authorizations necessary for the operation of the Business, all of which are listed on Schedule 4.5 (collectively the "Authorizations"). USI is in material compliance with: (i) the terms of all Authorizations; (ii) all laws, ordinances, statutes and regulations where noncompliance would have a material adverse effect on USI and its business or assets; and, (iii) all judgments, orders, rulings or other decisions of any governmental or other regulatory authority, court or arbitrator having jurisdiction over USI. Neither the execution, delivery or performance of this Agreement nor the performance of the

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transactions  contemplated  by this  Agreement  will affect the  validity of any
Authorizations and the same shall remain in full force and effect upon the consummation of the transactions contemplated by this Agreement, except for Authorizations which by their terms are not transferable.

         Section 4.6 Consents and Approvals. No approval, consent or authorization must be obtained by USI for the execution, delivery or performance of this Agreement or for the consummation of the transactions contemplated by this Agreement, including, without limitation, the filing or registration with any governmental or other regulatory authority.

         Section 4.7 No Stockholder or Affiliate Relationships with USI's Customers; USI's Interest in Other Businesses. Neither USI nor any of the Stockholders or their respective affiliates (as such term is defined in Rule 405 promulgated by the SEC under the Securities Act) ("Affiliate") has, or during the past 5 years had, any direct or indirect material interest in any of USI's customers. USI does not have any financial interest in any person, firm or corporation which is, or during the past 5 years was, directly or indirectly,
(a) engaged in the business engaged in by USI or (b) a customer or supplier of USI, other than ownership of not more than 1% of the equity securities of a company whose common stock is publicly traded.

         Section  4.8  Litigation,  Orders  and  Decrees.  Except  as  listed on
Schedule 4.8, there are no actions, suits, claims, governmental investigations or arbitration proceedings pending or to the best of USI's knowledge, threatened against or affecting USI or the Business, assets, or financial condition of USI and there are no facts or circumstances which are reasonably likely to create a basis for any of the foregoing, which, either individually or in the aggregate, would have a material adverse affect on USI, its business or financial condition. There are no outstanding orders, decrees or stipulations issued by any local, state or federal judicial authority in any proceeding to which USI is or was a party which may have a material adverse effect on USI.

         Section 4.9 Real Property Owned or Leased. USI does not own any real property. Attached to this Agreement as Schedule 4.9 is a true and complete list of all leases of real property (the "Leased Real Property") to which USI is a party, including all amendments and modifications thereto (the "Real Property Leases"). USI enjoys peaceful and undisturbed possession of the Leased Real Property, and the Real Property Leases are the valid and legally binding obligations of USI and the respective lessors, enforceable against USI and the respective lessors in accordance with their respective terms, and are in full force and effect. USI (i) has not received written notice of default under any of the Real Property Leases, (ii) is not in material default of any Real Property Leases and (iii) no event has occurred which, with the passage of time or the giving of notice or both, would constitute a material default under any of the Real Property Leases.

         Section 4.10 Personal Property Leased and Purchase Options. Attached as
Schedule 4.10 is a list of all leases of personal property (the "Personal Property Leases") to which USI is a party. USI has provided to Pre-Cell true and complete copies of the Personal Property Leases, including all amendments and

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modifications  thereto and true and complete copies of all agreements  regarding
USI's rights to purchase the leased personal property which is the subject of the Personal Property Leases ("the Leased Personal Property") on or before the expiration of the Personal Property Leases, including all amendments and
modifications  thereto  (the  "Purchase  Options").   USI  enjoys  peaceful  and
undisturbed possession of the Leased Personal Property, and the Personal Property Leases and Purchase Options are the valid and legally binding obligations of USI and the respective lessors and option grantors, enforceable against USI and the respective lessors and option grantors in accordance with their respective terms, subject to the effect of any bankruptcy or other similar law affecting creditors' rights generally, and are in full force and effect. USI
(i) has not received written notice of default under any of the Personal Property Leases, (ii) is not in default of any Personal Property Leases, and
(iii) no event has occurred which, with the passage of time or the giving of notice or both, would constitute a material default under any of the Personal Property Leases. None of the Purchase Options, if any, have expired.

         Section 4.11 Title to Purchased Assets. USI has good and marketable title to all of its property, tangible or intangible, subject to liens for current taxes and assessments not yet due and payable. All of USI's property is free and clear of restrictions on or conditions to transfer or assignment, and free and clear of any mortgage, lien, charge, encumbrance, security interest or other restrictions.

         Section 4.12 Condition of Purchased Assets. All of the tangible assets of USI and the Leased Personal Property are in good condition, in good operating order and are fit for the purposes for which those assets are used or intended to be used, subject to normal wear and tear.

         Section  4.13  Material  Contracts.  Attached  as  Schedule  4.13  is a
complete and correct list of each of the following types of contracts or commitments (whether oral or written) to which USI is a party (collectively the "Contracts"): (i) Contracts for the employment of any officer or employee and all bonus, incentive compensation, profit-sharing, retirement, pension, group insurance, death benefit or other fringe benefit plans, deferred compensation or post-termination obligations; (ii) Contracts for the future purchase of materials, inventory, supplies, services or equipment; (iii) distributor agreements and contracts for the purchase or sale of inventory or supplies; (iv) agreements or arrangements for the purchase, sale or lease of any other assets;
(v) pledges, sales contracts, leases, security agreements or other similar agreements with respect to USI's properties; (vi) leases of machinery or equipment; (vii) loan agreements, promissory notes, guarantees, subordination or similar type agreements; (viii) consulting agreements; and, (ix) any contract not otherwise covered by clauses (i) through (viii) above which involves annual or aggregate payments in excess of $1,000. USI has furnished to Pre-Cell true, complete and accurate copies of all Contracts that are in writing and has provided, in the case of oral contracts, complete and accurate descriptions of all Contracts that are not in writing. Except as set forth in Schedule 4.13, USI has performed all of the obligations required to be performed by it to date under the Contracts, and is not in default (with notice or lapse of time or both) under any of Contracts. USI has obtained all necessary consents with respect to any USI Contract requiring consent on or prior to the date hereof.

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Except as set forth on  Schedule  4.13,  the  consummation  of the  transactions contemplated by this Agreement will not materially affect the continuation, validity or effectiveness of any of Contracts.

         Section 4.14 Contracts with Customers. Schedule 4.14 sets forth a list of (a) all Contracts or other understandings or arrangements to which USI is a party relating to the sale or furnishing by it of goods or services where the consideration for such sale is $1,000 or more, in any single case, (b) any claims by parties other than USI with respect thereto, (c) product guarantees or warranties made by USI relating to its goods or services, and (d) any pending claims by USI with respect thereto. None of the customers, suppliers or other persons which is a party to any of the Contracts listed in Schedule 4.14 has notified USI of any intention to terminate its contract or arrangement for service.

         Section 4.15 Contracts Valid; No Default. All Contracts required to be listed in any of the Schedules referred to in this Agreement are valid and binding, enforceable in accordance with their respective terms, subject to the effect of any bankruptcy or other similar law affecting creditors' rights generally, and are in full force and effect. Except as set forth in such Schedules, there is not under any such Contract, (a) any existing default by USI, or any event which, after notice or lapse of time, or both, would constitute a default by USI or result in a right to accelerate by any other person or a loss of any rights of USI and (b) to the best of USI's knowledge, any default by any other person, or any event which, after notice or lapse of time, or both, would constitute a default by any such person or result in a right to accelerate by USI or a loss of any rights of any such person. No existing Contract relating to the business of USI is cancelable by any other party thereto or is likely to be canceled. Except as disclosed in such Schedules, USI is not a party to or bound by any Contract which, upon performance, is reasonably expected to result in any loss or liability to USI. True and complete copies of all Contracts and other documents listed on such Schedules (together with any and all amendments thereto) have been delivered to Pre-Cell.

         Section 4.16 Labor Matters. USI is not a party to any collective bargaining agreements with its employees. USI is in compliance with all federal, state and local laws regarding employment and employment practices, conditions of employment, wages and hours and occupational laws, the violation of which would have a material adverse effect on USI. USI is not engaged in unfair labor practices, and there are no unfair labor practice complaints pending or, to the best of USI's knowledge, threatened against USI before the National Labor Relations Board or any other governmental or regulatory board or agency performing similar functions. There is no labor strike, slowdown, work stoppage or dispute pending or threatened against or involving USI. To the best of USI's knowledge, none of USI's employees are engaged in organizing or are members of any union or other employee group that is seeking recognition as a bargaining unit.

         Section 4.17 Absence of Changes. Except as set forth in Schedule 4.17, since December 31, 1999, there has not been: (i) any material adverse change in the financial condition, assets, liabilities, Business or operations of USI;
(ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, financial condition or business of USI; (iii) any change in the outstanding capital stock of USI; (iv)

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declared,  paid or set aside for  payment  any  dividend  or other  distribution
(whether in cash, stock, property or any combination thereof) in respect of USI's common stock or any cancellation, exercise or redemption or other acquisition by USI of any shares of USI's common stock; (v) any increase in the rate or terms of compensation payable or to become payable by USI to any of its officers, directors or key employees or any increase in the rate or terms of contribution to any employee benefit plans, except as required by law; (vi) any liabilities or obligations incurred or agreed to be incurred (whether absolute, accrued, contingent or otherwise), except as incurred in the ordinary course of business consistent with past practices; (vii) any material capital expenditure or commitment for replacements or additions or improvements; (viii) any change by USI in accounting methods, principles or practices; (ix) any disposal, mortgage, pledge or other disposition of any of its assets other than in the ordinary course of business; or (x) receipt by USI of any notice of termination of any contract, lease or other agreement.

         Section  4.18  Accuracy  of  Documents,  Exhibits  and  Schedules.  All
contracts, instruments, agreements and other documents delivered by USI to Pre-Cell for Pre-Cell's review in connection with this Agreement and the transactions contemplated hereby, including all articles of incorporation, by-laws, corporate minutes, stock record books, financial statements and tax returns are true, correct and complete copies of all those contracts, instruments, agreements and other documents. All Exhibits and Schedules to this Agreement are true correct and complete as of the date hereof. No statement contained in this Agreement or in any certificate, Exhibit, Schedule or instrument furnished to Pre-Cell pursuant to the provisions of this Agreement or in connection with the consummation of the contemplated transactions contains or will contain any materially untrue statement or does not include or omit to state any fact which renders those statements misleading.

         Section 4.19 Investment Representations. All shares of Pre-Cell Stock to be acquired by the Stockholders pursuant to this Agreement will be acquired for his/her own account and not with a view towards distribution thereof. USI and the Stockholders understand that they must bear the economic risk of the investment in the Pre-Cell Stock, which cannot be sold by them unless they are registered under the Securities Act, or an exemption therefrom is available, and such sale is permitted under the terms of the Lock-Up Agreement. The
Stockholders, acting through their representatives, have had both the opportunity to ask questions and receive answers from the officers and directors of Pre-Cell and all persons acting on its behalf concerning the business and operations of Pre-Cell and to obtain any additional information to the extent Pre-Cell possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of such information. The Stockholders acknowledge receiving copies of the SEC Filings referred to in Section 5.5. The certificates representing the shares of Common Stock shall bear the legends set forth in Exhibit I.

         Section 4.20      Proprietary Rights.

         (a) Except as listed on Schedule 4.20(a), there are no trademarks, trademark applications, trade names, assumed names, service marks, logos,

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patents, patent applications,  copyrights and copyright registrations,  owned or licensed by USI and used in or necessary for the conduct of the business and operation of USI (the foregoing together with all inventions, trade secrets, customer lists and confidential processes, and all other similar rights presently owned or licensed by USI are the "Proprietary Rights"). USI owns or possesses the royalty-free license or other right to use all of the Proprietary Rights which are required to be listed on Schedule 4.20(a) or which are necessary to conduct its business as presently operated, and, except as set forth on Schedule 4.20(a), no person, firm, corporation or other entity is entitled to restrain USI from using any such Proprietary Rights. No other Proprietary Rights are used in or are necessary for the conduct of the business and operation of USI as presently conducted.

         (b) To the best of USI's  knowledge,  except as  disclosed  in Schedule
4.20 (b), no Proprietary Rights or know-how used in or necessary for the conduct of the business and operation of USI conflict with or infringe upon any similar rights or services of any other person. Except as disclosed in Schedule 4.20
(b), no claims have been asserted by any person with respect to the ownership, validity, license or use of the Proprietary Rights or the provision of any services by USI and there is no basis for any such claim.

         (c) Schedule 4.20(c) accurately identifies all material databases and computer software owned, licensed or otherwise used in connection with USI's business. Except as set forth on Schedule 4.20(c), USI has all the databases and computer software used or necessary to conduct USI' business.

         Section 4.21 Records. The books and records, correspondence, employment records and files of or relating to the Business USI are complete and correct in all material respects, and there have been, and will be, no material transactions which are required to be set forth therein which have not been so set forth.

         Section 4.22 Taxes, Tax Returns. All federal, state, local and foreign income, property, sales, and other taxes, assessments, governmental charges, penalties, interest and fines due and payable by USI and by any other person, firm or corporation which will or may be liabilities of USI ("Taxes"), for all periods ending on or before the Balance Sheet Date, have been paid in full or have been fully reserved against on the Balance Sheet. USI has filed all federal, state, local and foreign income, excise, property, sales, withholding, social security, information returns, and other tax returns, reports and related information ("Returns") required to have been filed by it to the date hereof, and no extension of the time for filing a Return is presently in effect. The Returns that have been filed have been accurately prepared and have been duly and timely filed. USI's federal income tax returns have not been audited by the Internal Revenue Service for all fiscal years through the year ended December 31, 1998. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Return, or payment of any tax, governmental charge or assessment or deficiency, by USI; and there are no actions, suits, proceedings, investigations or claims now threatened or pending against USI in respect of taxes, governmental charges or assessments, or any matter under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority.

         Section 4.23 Environmental Matters; Health and Safety Laws. USI is in material compliance with all federal, state and local laws, regulations, permits, orders and decrees relating to protection of the environment and employee health and safety ("Applicable Requirements"). USI has not received any notice to the effect that its operations are not in compliance with any of the Applicable Requirements or the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or other substance (including petroleum products) into the environment and USI knows of no facts which could constitute the basis for any thereof.

         Section 4.24 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of USI, provided, however, USI entered into an agreement with RiverHawk Capital Resources, a division of RiverHawk Holdings, Inc. ("RiverHawk"), which USI terminated. RiverHawk is claiming remuneration under the agreement arising out of the Merger which USI denies. The matter is subject to binding arbitration.

         Section 4.25 Nature and Survival of Representations and Warranties of USI. All statements contained in any Schedule, document, certificate or other instrument delivered by or on behalf of USI pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations, warranties, covenants and agreements made by USI. Each representation, warranty, covenant and agreement made or deemed made by USI shall survive the Closing. The representations, warranties, covenants and agreements made or deemed made by USI in this Agreement shall not be affected or deemed waived by reason of the fact that Pre-Cell or its representative knew or should have known that any such representations, warranties, covenants or agreement is or might be inaccurate in any respect. Any furnishing of information to Pre-Cell by USI pursuant to, or otherwise in connection with, this Agreement, including, without limitation, any information contained in any document, contract, book or record of USI to which Pre-Cell shall have access or any information obtained by, or made available to, Pre-Cell as a result of any investigation made by or on behalf of Pre-Cell prior to or after the date of this Agreement, shall not affect Pre-Cell's right to rely on any representation, warranty, covenant or agreement made or deemed made by USI in this Agreement and shall not be deemed a waiver thereof.

         Section 4.26 Capitalization. The number of authorized, issued and outstanding shares of capital stock of USI is set forth in Schedule 4.26. The Stockholders (and their respective residential addresses) as set forth on Exhibit A, and are the record and beneficial owners of all of the outstanding capital stock of USI, free and clear of all liens, encumbrances or restrictions to transfer. Except as set forth on Schedule 4.26, there are no options, warrants or other contractual rights outstanding which require, or give any person the right to require, the issuance of any capital stock of USI, whether or not such rights are presently exercisable.

         Section 4.27 Employee Benefit Plans. Schedule 4.27 sets forth a list of all the employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), programs and arrangements maintained for the benefit of any current or former employee, officer or director of USI (collectively, the "USI Benefit Plans"). Each USI Benefit Plan and any related trust intended to be qualified under Sections 401(a) and 501(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to materially adversely affect the qualified status of such USI Benefit Plan or related trust. Each USI Benefit Plan has been operated in all material respects in accordance with the terms and requirements of applicable law and all required returns and filings for each USI Benefit Plan have been timely made. Neither USI nor any entity under common control with USI has incurred any direct or indirect liability under, arising out of or by operation of Title I or Title IV of ERISA in connection with any USI Benefit Plan and no fact or event exists that could reasonably be expected to give rise to any such liability. All contributions due and payable on or before the date hereof in respect of each USI Benefit Plan have been made in full and in proper form.

         Section 4.28 Insurance Policies; Claims. Schedule 4.28 sets forth all insurance policies and bonds maintained by or on behalf of USI. Except as disclosed in Schedule 4.28, the insurance policies and bonds set forth in
Schedule 4.28, are provided by reputable insurers or issuers, and provide adequate coverage for all normal risks incident to the businesses of USI and its assets. No claims have been made against USI as a result of allegedly defective products and USI knows of no basis for the assertion of any such claim. No insurance policy issued to or on behalf of USI has ever been canceled by the policy issuer.

         Section 4.29 Bank Accounts. Schedule 4.29 sets forth the name of each bank in which USI has an account or safe deposit box, vault, lock-box or other arrangement, the account number and description of each account at each bank and the names of all persons authorized to draw thereon or to have access thereto; and the names of all persons, if any, holding tax or other powers of attorney from USI.

         Section 4.30 Records. The books of account, minute books, stock certificate books and stock transfer ledgers of USI are complete and correct in all material respects, and there have been no material transactions involving USI of the type typically recorded in such records that have not been recorded.

         Section 4.31 No Illegal or Improper Transactions. Neither USI nor any officer, director, employee, agent or affiliate of USI has offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of (i) obtaining or maintaining business for the benefit of USI, (ii) illegally or improperly facilitating the purchase or sale of any product or service, or (iii) avoiding the imposition of any fine or penalty, in any manner which is in violation of any applicable ordinance, regulation or law.

         Section 4.32 Related Transactions. Except as disclosed in Schedule 4.32, and for compensation and related arrangements with employees for services rendered consistent with past practices, no current or former director, officer, employee or stockholder of USI has been, (a) a party to any transaction with USI (including, but not limited to, any contract, agreement or other arrangements providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee or shareholder), or (b) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present competitor, supplier or customer of USI, nor does any such person receive income from any source other than USI which relates to the business of, or should properly accrue to, USI.

         Section 4.33 Software. USI owns all right, title and interest in and to the software which is described in Schedule 4.33 (the "Software"). The marketing, reproduction or use of the Software, does not infringe upon any patent, copyright, trademark, trade secret or other proprietary right of any third party. No proceedings have been instituted, are pending or are threatened which challenge the rights of USI under or the validity of the Software, none of the intellectual property rights relating to the Software is being infringed upon by others and none of the intellectual property rights relating to the Software is subject to any outstanding order or judgment. USI has taken all steps reasonably necessary to protect the intellectual property rights in the Software, including, but not limited to, utilization of the proper statutory form of copyright notice on all copies of the Software and any documentation relating of the Software that has been commercially distributed prior to the Closing Date.

         Section 4.34 Incorporation of Schedules by Reference. All of the disclosures, lists, descriptions and otherwise set forth in any Schedule to this Agreement shall be conclusively deemed to have been made under and with respect to each and every other Section and Schedule to this Agreement, where applicable. It is the intent of this provision that the disclosure by USI under any one Schedule, shall be notice and disclosure to Pre-Cell and Merger Subsidiary, respectively, under this Agreement.

                                    ARTICLE V
                   Representations and Warranties of Pre-Cell

         In order to induce USI and the Stockholders to enter into this Agreement and to consummate the transactions contemplated under this Agreement, Pre-Cell and Merger Subsidiary hereby make the following representations and warranties each of which is relied upon by USI and the Stockholders regardless of any other action, omission to act, investigation made or information obtained by USI or the Stockholders:

         Section 5.1 Organization, Power and Authority. Pre-Cell and Merger Subsidiary are corporations duly organized and validly existing under the laws of the States of Colorado and Georgia, respectively, with full corporate power and authority to enter into this Agreement and perform their obligations under this Agreement.

         Section 5.2 Due Authorization; Binding Obligation. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated by this Agreement and the issuance of the Stock Consideration have been duly authorized by all necessary corporate action of Pre-Cell and Merger Subsidiary. This Agreement has been duly executed and delivered by Pre-Cell and Merger Subsidiary and is the valid and binding obligation of Pre-Cell and Merger Subsidiary, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will: (i) conflict with or violate any provision of the articles of incorporation or by-laws of Pre-Cell or Merger Subsidiary, or of any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against Pre-Cell or Merger Subsidiary; (ii) result in any material breach of or default under any material mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against Pre-Cell or Merger Subsidiary or their respective assets.

         Section 5.3 Shares. When issued in accordance with the terms of this Agreement, the Pre-Cell Stock to be issued to the Stockholders shall be validly issued, fully paid and non-assessable.

         Section 5.4 Consents and Approvals. The execution and delivery of this Agreement by Pre-Cell do not, and the performance of this Agreement by Pre-Cell will not, require Pre-Cell to obtain any consent, approval, authorization or other action by, or to make any filing with or notification to, any governmental or regulatory authority.

         Section 5.5 SEC Reports. Pre-Cell has delivered to the Stockholder its reports (the "SEC Filings") filed pursuant to the Securities And Exchange Act of 1934, as amended (the "Securities And Exchange Act"). Each of the SEC Filings, including the financial statements contained therein, as of their filing dates, complied in all material respects with the requirements of the rules and regulations promulgated by the Securities and Exchange Commission (the "Commission") with respect thereto and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 5.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Pre-Cell.

         Section 5.7 Absence of Changes. Except as set forth in Schedule 5.7, since December 31, 1999, there has not been: (i) any material adverse change in the financial condition, assets, liabilities, Business or operations of Pre-Cell; (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, financial condition or business of Pre-Cell; (iii) any change in the outstanding capital stock of Pre-Cell; (iv) declared, paid or set aside for payment any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of Pre-Cell's common stock or any cancellation, exercise or redemption or other acquisition by USI of any shares of Pre-Cell's common stock;
(v) any increase in the rate or terms of compensation payable or to become payable by Pre-Cell to any of its officers, directors or key employees or any increase in the rate or terms of contribution to any employee benefit plans, except as required by law; (vi) any liabilities or obligations incurred or agreed to be incurred (whether absolute, accrued, contingent or otherwise), except as incurred in the ordinary course of business consistent with past practices; (vii) any material capital expenditure or commitment for replacements or additions or improvements; (viii) any change by Pre-Cell in accounting methods, principles or practices; (ix) any disposal, mortgage, pledge or other disposition of any of its assets other than in the ordinary course of business; or (x) receipt by Pre-Cell of any notice of termination of any contract, lease or other agreement.

         Section 5.8 Accuracy of Documents, Exhibits and Schedules. All contracts, instruments, agreements and other documents delivered by Pre-Cell to USI for USI's review in connection with this Agreement and the transactions contemplated hereby, including all articles of incorporation, by-laws, corporate minutes, stock record books, financial statements and tax returns are true, correct and complete copies of all those contracts, instruments, agreements and other documents. All Exhibits and Schedules to this Agreement are true correct and complete as of the date hereof. No statement contained in this Agreement or in any certificate, Exhibit, Schedule or instrument furnished to Pre-Cell pursuant to the provisions of this Agreement or in connection with the consummation of the contemplated transactions contains or will contain any materially untrue statement or does not include or omit to state any fact which renders those statements misleading.

         Section 5.9 Limitation of Liabilities. Notwithstanding anything contained herein to the contrary, Pre-Cell shall have no liability to the Shareholders if any of the representations and warranties contained in this
Article V are inaccurate or for a breach of any representation or warranty contained herein.

         Section 5.10 Incorporation of Schedules by Reference. All of the disclosures, lists, descriptions and otherwise set forth in any Schedule to this Agreement or in any of the SEC Filings shall be conclusively deemed to have been made under and with respect to each and every other Section and Schedule to this Agreement, where applicable. It is the intent of this provision that the disclosure by Pre-Cell under any one Schedule or in any one of the SEC Filings, shall be notice and disclosure to USI and the Stockholders, respectively, under this Agreement.

                                   ARTICLE VI
                                Covenants of USI

         Section 6.1 Further Assurances. From time to time after the date of this Agreement, the Stockholders shall execute and deliver such other instruments and shall take such other actions as Pre-Cell may reasonably request to effectuate the transactions contemplated by this Agreement.

         Section 6.2 Press Releases. Neither the Stockholders nor any of their Affiliates shall issue or cause to be issued any press release in connection with or referring to any of the transactions contemplated by this Agreement.

         Section 6.3 Non-use of Name. From and after the date hereof, no Stockholder or any of their Affiliates shall establish or otherwise be associated with, as an owner, partner, shareholder, employee or otherwise, any firm which utilizes the name "USI," "US/Intellicom," US/Intelicom" or any variant thereof (collectively, the "Names") as part of its business name other than in connection with their employment by Pre-Cell itself after the Closing Date or grant to any person or entity the right to use the Names or any variant thereof.

         Section 6.4 Maintenance of USI Employee Medical Benefits. From the date hereof, through the last day of the month in which the Closing takes place, USI shall continue to afford coverage under its existing health and medical plans to those employees of USI that are covered under such plans as of the date hereof.

         Section 6.5 Lock-Up Agreements. Within thirty days after the Closing, each of the Stockholders will execute and deliver to Pre-Cell a Lock-Up Agreement substantially in the form of Exhibit F annexed to this Agreement pursuant to which they agree to not sell any shares of Common Stock acquired by them for the period of time indicated on Exhibit F.

         Section 6.6 Opinion of Counsel. Within thirty days after the Closing, USI shall cause its counsel, Andre & Blaustein, LLP to deliver an opinion of counsel to Pre-Cell and Merger Subsidiary in form and content reasonably satisfactory to Pre-Cell, Merger Subsidiary and their counsel;

                                   ARTICLE VII
                              Covenants of Pre-Cell

         Section 7.1 Further Assurances. From time to time after the date of this Agreement, Pre-Cell shall execute and deliver such other instruments and shall take such other actions as the Stockholders may reasonably request to effectuate the transactions contemplated by this Agreement.

         Section 7.2 Disclosure. Pre-Cell will not be required to obtain the prior written consent of the Stockholders to disclose the existence or any term or condition of this Agreement if Pre-Cell believes (based upon the advice of counsel) such disclosure is required under the securities laws of the United States.

         Section 7.3  Membership of Purchaser's Board of Directors.

             (a) As soon as reasonably practicable after the Merger, Pre-Cell agrees to hold an annual meeting of its stockholders and to seek their approval for an increase in the size of the Board from three (3) members to seven (7) members. Upon approval by the Pre-Cell shareholders of the increase of the size of the Board, Pre-Cell agrees to nominate for election and use its best efforts to have elected to its Board (i) two (2) designees selected by the USI Major Stockholders (as defined in the Voting Agreement) so long as the USI stockholders continue to hold an aggregate of at least 6,900,000 of the Pre-Cell Shares acquired n the Merger; and (ii) one (1) designee selected by the USI Major Stockholders so long as the USI stockholders continue to own 3,450,000 Pre-Cell Shares acquired in the Merger. In the event the USI stockholders own less than 3,450,000 of Pre-Cell Shares acquired hereunder, Pre-Cell shall have no further obligation hereunder to nominate any USI Nominees to the Board.

         Section 7.4 Release of Guarantees. Simultaneous with the Closing, Pre-Cell shall cause the release of those guarantees and accommodations by the Stockholders set forth in Schedule 7.4 who have exercised options on the option pool described in Section 7.5.

         Section 7.5 Option Pool. Pre-Cell shall establish an option pool substantially in the form of Exhibit J (the "Option Pool Agreement") pursuant to which those Stockholders listed on Schedule 7.5 (the "LOC Stockholders") shall have the right to acquire Pre-Cell common stock at the prices and upon the terms set forth in an Option Pool Agreement executed by the LOC Stockholders and Pre-Cell.

         Section 7.6 Opinion of Counsel. Within thirty days after the Closing, Pre-Cell shall cause its counsel, Tobin & Reyes, P.A., to deliver an opinion of counsel to USI in form and content reasonably satisfactory to USI and its counsel;

                                  ARTICLE VIII
                                  Miscellaneous

         Section 8.1 Survival of Representations and Warranties. All of the respective representations and warranties of the parties to this Agreement shall survive the consummation of the transactions contemplated by this Agreement. All covenants of the parties to this Agreement shall survive the consummation of the transactions contemplated by this Agreement.

         Section 8.2 Amendment and Modification. The parties to this Agreement may amend, modify and supplement this Agreement but only in writing and such writing must be signed by all the parties.

         Section 8.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, heirs, estates, beneficiaries, executors and legal and personal representatives.

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

         Section 8.4 Entire Agreement. This instrument and the Exhibit and Schedules attached to this Agreement contain the entire agreement of the parties with respect to the acquisition and the other transactions contemplated in this Agreement, and supersede all prior understandings and agreements of the parties with respect to the subject matter of this Agreement. Any reference in this Agreement shall be deemed to include the Exhibits and the Schedules.

         Section 8.5 Headings. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         Section 8.6 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         Section 8.7 Notices. Any notice, demand or communication required or permitted to be given under any provision of this Agreement shall be given: (i) when sent by reputable overnight courier service which provides written proof of delivery, including but not limited to via United Parcel Service, Federal Express, or other nationally recognized carrier; (ii) when hand-delivered; or
(iii) when transmitted by facsimile, if such facsimile is confirmed to the sender and is followed by a hard copy of the facsimile communication being delivered to the party to be notified in accordance with the above, in each case when addressed to the parties as set forth below, or such other addresses as shall be specified by written notice delivered to the other parties.

If to Pre-Cell:            Pre-Cell Solutions, Inc.
                           385 East Drive
                           Melbourne, Florida 32904
                           Attn:  Thomas E. Biddix,
                                  Chief Executive Officer
                           Facsimile:  (407) 729-8484

With a copy to:            Tobin & Reyes, P.A.
                           7251 West Palmetto Park Road
                           Suite 205
                           Boca Raton, Florida 33433
                           Attn:  David S. Tobin, Esq.
                           Facsimile:  (561) 620-0656

or the Stockholders:       To the addresses set forth on Exhibit A


with a copy to:            Andre & Blaustein, LLP
                           The Candler Building
                           127 Peachtree Street, N.E.
                           Atlanta, Georgia 30303-1800
                           Attn:  Jon Blaustein, Esq.
                           Facsimile: (404) 653-0338

             All notices, demands and communications shall be effective when sent. However, the time period in which to respond to any such notice, demand or communication shall begin to run from the date of receipt by the addressee thereof, as designated on the return receipt of the notice, demand or communication or on the date of the actual receipt in the case of delivery by other means. If a notice, demand or communication is sent but not actually received by a party as a result of that party's rejection or other refusal to accept delivery or the inability of the other party to deliver because a change of address as to which no notice was given, such intended recipient shall be deemed to be in receipt of the notice, demand or request once sent.

         Section 8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed in Florida without reference to the choice of law principles. Each Party hereby submits to the exclusive jurisdiction of the courts (city, state and federal) located in the County of Palm Beach, State of Florida, pursuant to this Agreement or any other agreement, instrument or other document any action, proceeding or claim brought by any other Party executed and delivered in connection with this Agreement or pursuant hereto. Service of process in any such action or proceeding brought against a Party may be made by registered mail addressed to such Party at the address set forth in Section 8.7 or to such other address as such Party shall notify the other Party in writing is to be used for such purpose pursuant to Section 8.7. For purposes hereof, the address designated for USI shall also be the address designated for the Stockholders.

         Section 8.9 Expenses. All accounting, legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring those fees, costs and expenses.

         Section 8.10 Waiver. Any party to this Agreement may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement. Any such extension or waiver shall be in writing and signed by the parties. No such waiver shall operate or be construed as a waiver of any subsequent act or omission of the parties.

         Section 8.11 Severability. The invalidity or unenforceability of any one or more of the words, phrases, sentences, clauses, or sections contained in this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement or any part of any provision, all of which are inserted conditionally on their being valid in law, and in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid or unenforceable, this Agreement shall be construed as if such invalid or unenforceable word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted or shall be enforced as nearly as possible according to their original terms and intent to eliminate any invalidity or unenforceability. If any invalidity or unenforceability is caused by the length of any period of time or the size of any area set forth in any part of this Agreement, the period of time or area, or both, shall be considered to be reduced to a period or area which would cure the invalidity or unenforceability.

         Section 8.12 Attorney's Fees. In the event of any arbitration or litigation, including appeals, with regard to this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable fees, costs, and expenses of counsel (at pre-trial, trial and appellate levels).

         Section 8.13 No Breach. The parties agree that the execution of this Agreement shall not be deemed to be an assignment of any contract where consent to such assignment is required by the terms of the contract provided that the foregoing shall not affect USI' obligation to obtain all consents as provided in this Agreement.

         Section 8.14 Construction. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words in this Agreement have been stricken out or otherwise eliminated (whether or not any other words or phrases have been added) and the stricken words initialed by the party against whom the words are construed, this Agreement shall be construed as if the words so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that those words were stricken out or otherwise eliminated.

         Section 8.15 No Jury Trial EACH PARTY WAIVES ALL RIGHTS TO ANY TRIAL BY JURY IN ALL LITIGATION RELATING TO OR ARISING OUT OF THIS AGREEMENT.

                            [signatures on next page]

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date hereof.

                                           PRE-CELL SOLUTIONS, INC.,
                                           a Colorado corporation

                                           By: /s/ Thomas E. Biddix
                                               -----------------------------
                                               Thomas E. Biddix,
                                               Chief Executive Officer

                                           USI MERGER CORP.

                                           a Georgia corporation

                                           By:  /s/ Thomas E. Biddix
                                               -----------------------------
                                               Thomas E. Biddix,
                                               President

                                           US/INTELICOM, INC.,

                                           a Georgia corporation

                                           By: /s/ Ronald Kindland
                                               -----------------------------
                                               Ronald Kindland,
                                               Chief Executive Officer


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